                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                               (AMENDMENT NO. ___)

Filed by the Registrant    [X]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement

[ ]      Confidential, for Use of Commission Only (as permitted by
         Rule 14a-6(e)(2))

[X]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            REALTY INCOME CORPORATION

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
      0-11.

      (1)    Title of each class of securities to which transaction applies:

      (2)    Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)    Proposed maximum aggregate value of transaction:

      (5)    Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)    Amount Previously Paid:

      (2)    Form, Schedule or Registration Statement No.:

      (3)    Filing Party:

      (4)    Date Filed:

[LOGO OMITTED]




                                        March 28, 2002


Dear Stockholder:


     You are cordially invited to attend the Annual Meeting of Stockholders of Realty Income Corporation to be held at 9:00 a.m., local time, on May 7, 2002 at the California Center for the Arts Escondido, 340 North Escondido Boulevard, Escondido, California 92025.


     At the Annual Meeting, you will be asked to consider and vote upon the election of two directors to the Board of Directors of the Company.


     The election of the members of the Board of Directors of the Company is more fully described in the accompanying Proxy Statement. We urge you to carefully review the Proxy Statement.


     The Company's Board of Directors recommends a VOTE FOR the election of each nominee to the Board of Directors named in the accompanying Proxy Statement.


     YOUR VOTE IS IMPORTANT TO THE COMPANY, WHETHER YOU OWN FEW OR MANY SHARES! Please complete, date and sign the enclosed proxy card and return it in the accompanying postage paid envelope, even if you plan to attend the Annual Meeting. If you attend the Annual Meeting, you may, if you wish, withdraw your proxy and vote in person.


                                        Sincerely,


                                        /s/ THOMAS A. LEWIS

                                        THOMAS A. LEWIS
                                        Vice Chairman of the Board,
                                        Chief Executive Officer

                            REALTY INCOME CORPORATION
                              220 West Crest Street
                        Escondido, California 92025-1707

                         -------------------------------
                     NOTICE OF ANNUAL MEETING TO BE HELD ON
                                   May 7, 2002
                         -------------------------------

TO THE STOCKHOLDERS OF
REALTY INCOME CORPORATION:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Realty Income Corporation, a Maryland corporation (the "Company" or "Realty Income"), will be held at 9:00 a.m., local time, on May 7, 2002 at the California Center for the Arts Escondido, 340 North Escondido Boulevard, Escondido, California 92025, to consider and act upon:

     1. The election of two members of the Board of Directors of the Company;
        and

     2. Such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The election of directors is more fully described in the accompanying Proxy Statement, which forms a part of this Notice.

     During the course of the Annual Meeting, management will report on the current activities of Realty Income and comment on its future plans. A discussion period is planned so that stockholders will have an opportunity to ask questions and make appropriate comments.

     The Board of Directors has fixed the close of business on March 7, 2002 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Only stockholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. A list of stockholders will be available for inspection at the offices of the Company at 220 West Crest Street, Escondido, California, 92025 at least ten days prior to the Annual Meeting.

     If you plan to be present, please notify the undersigned so that identification can be prepared for you. Whether or not you plan to attend the Annual Meeting, please execute, date and promptly return the enclosed proxy. A return envelope is enclosed for your convenience and requires no postage for mailing in the United States. If you are present at the Annual Meeting you may, if you wish, withdraw your proxy and vote in person. Thank you for your interest and consideration.

                                              Sincerely,
March 28, 2002

                                              /s/ GARY M. MALINO

                                              Gary M. Malino
                                              President, Chief Operating
                                              Officer and Secretary


                            YOUR VOTE IS IMPORTANT
       TO VOTE YOUR SHARES, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED
               PROXY AND MAIL IT IN THE ENCLOSED RETURN ENVELOPE

                                 [LOGO OMITTED]


                            REALTY INCOME CORPORATION
                              220 West Crest Street
                        Escondido, California 92025-1707

                              ---------------------
                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                   May 7, 2002


     This Proxy Statement is furnished to the stockholders of Realty Income Corporation, a Maryland corporation ("Realty Income," the "Company," "we" or "our"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 7, 2002, at 9:00 a.m., local time, at the California Center for the Arts Escondido, 340 North Escondido Boulevard, Escondido, California 92025, and at any adjournment or postponement thereof. The approximate date on which this proxy statement and form of proxy solicited on behalf of the Board of Directors will first be sent to the Company's stockholders is on or about April 1, 2002.

     At the Annual Meeting, holders of record of shares of our Common Stock will consider and vote upon (i) the election of two members of the Board of Directors of the Company and (ii) such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. The Board of Directors recommends a vote FOR each nominee to the Board of Directors named in this Proxy Statement. See "Proposal 1, Election of Directors."

     On March 7, 2002, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, we had 33,241,489 shares of common stock, par value $1.00 per share ("Common Stock"), outstanding. Each share of Common Stock is entitled to one vote on each matter properly brought before the meeting. Stockholders are not permitted to cumulate their shares of Common Stock for the purpose of electing directors or otherwise. The presence at the Annual Meeting, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting will constitute a quorum.

     Unless contrary instructions are indicated on the proxy, all shares of Common Stock represented by valid proxies received pursuant to this solicitation (and not revoked before they are exercised) will be voted at the Annual Meeting FOR the election of each nominee to the Board of Directors named in this Proxy Statement. With respect to any other business which may properly come before the Annual Meeting and be submitted to a vote of stockholders, proxies received by the Board of Directors will be voted in the discretion of the designated proxy holders. A stockholder may revoke his or her proxy at any time before exercise by delivering to the Secretary of the Company a written notice of revocation, by filing with the Secretary of the Company a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not by itself be sufficient to revoke a proxy.

     The election inspector will treat shares represented by properly signed and returned proxies marked WITHHOLD AUTHORITY as shares that are present and entitled to vote for purposes of determining the presence of a quorum. For purposes of the election of directors, withheld votes will not be counted as votes cast and will have no effect on the result of the vote.


     If the Annual Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Annual Meeting all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Annual Meeting (except for any proxies that have theretofore effectively been revoked or withdrawn).


     We will bear the cost of soliciting proxies from our stockholders. In addition to solicitation by mail, our directors, officers, employees and agents may solicit proxies by telephone, telegram or otherwise. Such directors, officers and employees of the Company will not be additionally compensated for the solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation. Brokerage firms, fiduciaries and other custodians who forward soliciting material to the beneficial owners of shares of Common Stock held of record by them will be reimbursed for their reasonable expenses incurred in forwarding such material.


     Our Common Stock is traded on the New York Stock Exchange, Inc. ("NYSE") under the ticker symbol "O." On March 7, 2002, the last reported sale price for the Company's Common Stock on the NYSE was $31.90 per share.


     No person is authorized to make any representation with respect to the matters described in this Proxy Statement other than those contained herein and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any other person.


                         -------------------------------
               The date of this proxy Statement is March 28, 2002.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

General

     Our Board of Directors currently consists of seven directors divided into three classes, designated as Class I, Class II and Class III. Each class is elected to a three-year term and the election of directors is staggered, so that only one class of directors is elected at each annual meeting of stockholders. The Class II directors' terms expire at the 2002 Annual Meeting of stockholders. As such, stockholders of record as of the close of business on March 7, 2002 will be entitled to vote on the election of two Class II directors for three-year terms at the Annual Meeting.


Vote Required; Board Recommendation

     A plurality of all the votes cast at the Annual Meeting, assuming a quorum is present, will be sufficient to elect each director. Accordingly, withheld votes as to the election of directors will not affect the result of the vote. Unless instructed to the contrary, the shares represented by the proxies will be voted FOR the election of each of the director nominees named below. Although it is anticipated that each nominee will be able to serve as a director, should any nominee become unable to serve or for a good cause will not serve, the shares represented by the proxies will be voted for another person or persons designated by our Board of Directors. In no event will the proxies be voted for more than two nominees.


Director Nominees

     The following table sets forth certain information regarding the director nominees, each of whom is currently a director of Realty Income:

Name                        Age       Title      Class
------------------------   -----   ----------   ------
  Donald R. Cameron        62       Director      II
  Willard H. Smith Jr.     65       Director      II


     Donald R. Cameron has been a Director of the Company since August 1994. He is a co-founder and President of Cameron, Murphy & Spangler, Inc., a securities broker-dealer firm and registered investment advisor located in Pasadena, California. Prior to founding Cameron, Murphy & Spangler in 1975, he worked at the securities brokerage firm of Glore Forgan Staats, Inc. and its successors (1969--1975). Mr. Cameron is chairman of the Compensation Committee and is a member of the Audit Committee and the Corporate Governance Committee.

     Willard H. Smith Jr. has been a Director of the Company since July 1996. He was a Managing Director, Equity Capital Markets Division, of Merrill Lynch & Co. from 1983 until his retirement in 1996. Prior to joining Merrill Lynch in 1979, he was employed by F. Eberstadt & Co. (1971--1979). Mr. Smith also serves on the boards of directors of seven investment companies: Cohen & Steers Realty Shares; Cohen & Steers Total Return Realty Fund; Cohen & Steers Special Equity Fund, Inc.; Cohen & Steers Equity Income Fund; Cohen & Steers Institutional Realty Shares, Inc.; Cohen & Steers Advantage Income Realty Shares and Cohen & Steers Quality Income Realty Shares. He is also a member of the board of directors of Essex Property Trust and Highwoods Property Trust. Mr. Smith also serves as a director of Crest Net Lease, Inc., a subsidiary of Realty Income. Mr. Smith is chairman of the Corporate Governance Committee and is a member of the Audit Committee and the Compensation Committee.

Incumbent Directors




Name                                   Age                       Title                      Class
-----------------------------------   -----   ------------------------------------------   ------
Roger P. Kuppinger ................   61                       Director                       I
Michael D. McKee ..................   56                       Director                       I
William E. Clark ..................   64          Chairman of the Board of Directors         III
Thomas A. Lewis ...................   49       Vice Chairman of the Board of Directors,      III
                                                      and Chief Executive Officer
Kathleen R. Allen, Ph.D. ..........   56                       Director                      III

     Roger P. Kuppinger has been a Director of the Company since August 1994. He is a self-employed investment banker and financial advisor who is an active investor in both private and public companies. Prior to March 1994, he was a Managing Director at the investment banking firm of Sutro & Co. Inc. Prior to joining Sutro in 1969, he worked at First Interstate Bank, formerly named United California Bank (1964--1969). He has served on over ten boards of directors for both public and private companies, and currently serves on the board of directors of BRE Properties, Inc. Mr. Kuppinger is chairman of the Audit Committee and is a member of the Compensation Committee and the Corporate Governance Committee.

     Michael D. McKee has been a Director of the Company since August 1994. He is Vice Chairman (July 1999--present) and Chief Operating Officer (2001--present) of The Irvine Company and was Chief Financial Officer (1997--2001) and Executive Vice President (1994--1999) of The Irvine Company. Prior to joining The Irvine Company, he was a partner in the law firm of Latham & Watkins (1986--1994). His business and legal experience includes numerous acquisition and disposition transactions, as well as a variety of public and private offerings of equity and debt securities. He is currently a member of the board of directors of The Irvine Company, Health Care Property Investors, Inc. and Mandalay Resorts Group. Mr. McKee is a member of the Compensation Committee, the Audit Committee and the Corporate Governance Committee.

     William E. Clark is the Chairman of the Board of Directors of the Company and has served in this position since 1969. He served as Chief Executive Officer of the Company from 1969 to May 1997. Mr. Clark was also co-founder of Realty Income Corporation. He has been involved as a principal in commercial real estate acquisition, development, management and sales for over 30 years. His involvement includes land acquisition, tenant lease negotiations, construction and sales of commercial properties for regional and national retail chain store operations throughout the United States. Mr. Clark is a member of the Audit Committee, the Compensation Committee and the Corporate Governance Committee.

     Thomas A. Lewis is Chief Executive Officer of Realty Income. He is also Vice Chairman of the Board of Directors and has been a member of the Board since September 1993. He joined the Company in 1987 and served in a variety of executive positions including Vice President, Capital Markets until 1997 when he was named Chief Executive Officer. In 2000--2001 he also held the position of President. In September 2001, he relinquished the position of President. Prior to joining Realty Income, he was an executive with Johnstown Capital, a real estate management and syndication company (1982--1987), an Investment Specialist with Sutro & Company, a member of the NYSE (1979--1982), and a marketing executive with Procter & Gamble (1974--1979). Mr. Lewis serves as a director and officer of Crest Net Lease, Inc., a subsidiary of Realty Income.

     Kathleen R. Allen, Ph.D. has been a Director of the Company since February 2000. She is a Professor at the Marshall School of Business and the Managing Director of the

Technology Commercialization Alliance at the University of Southern California (1991--present) and she is also the co-founder and Chairman of Gentech Corporation (1994--present). She serves as a consultant to Microsoft Corporation and two medical technologies ventures, and is the author of ten books in the field of entrepreneurship and technology, a field in which she is considered an expert. Dr. Allen is a member of the Audit Committee, the Compensation Committee and the Corporate Governance Committee.

Committees of the Board of Directors

     The Audit Committee of the Board of Directors is comprised of Dr. Allen and Messrs. Cameron, Clark, Kuppinger (chairman), McKee and Smith. The Audit Committee's principal responsibilities include recommending to the Board of Directors the selection of our independent auditors, approving any special assignments given to the independent auditors and reviewing (i) the scope and results of the audit engagement with the independent auditors and management, including the accountant's letter of comments and management's responses thereto, (ii) the independence of the independent auditors, (iii) the effectiveness and efficiency of our internal accounting staff and (iv) any proposed significant accounting changes.

     The Compensation Committee of the Board of Directors is comprised of Dr. Allen and Messrs. Cameron (chairman), Clark, Kuppinger, McKee and Smith. The Compensation Committee's principal responsibilities include (i) establishing remuneration levels for officers of the Company, (ii) reviewing management organization and development, (iii) reviewing significant employee benefits programs and (iv) establishing and administering executive compensation programs, including bonus plans, stock option and other equity-based programs, deferred compensation plans and any other cash or stock incentive programs.

     The Corporate Governance Committee of the Board of Directors is comprised of Dr. Allen and Messrs. Cameron, Clark, Kuppinger, McKee and Smith (chairman). The Corporate Governance Committee's principal purpose is to provide counsel to the Board of Directors with respect to (i) organization, membership and function of the Board of Directors, (ii) structure and membership of the committees of the Board of Directors and (iii) succession planning for the executive management of the Company.

     The Board of Directors may from time to time establish certain other committees to facilitate the management of the Company.

Meetings and Attendance

     The Board of Directors met 14 times during 2001. In 2001, the Audit Committee met four times, the Compensation Committee met three times and the Corporate Governance Committee did not meet. All directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors while they were on the Board and (ii) the total number of meetings of the committees of the Board of Directors on which such directors served.

Compensation of the Company's Directors

     No officer of the Company receives or will receive any compensation for serving the Company as a member of the Board of Directors or any of its committees. Directors who are not officers of the Company receive the following fees:

    o $15,000 annual fee ($30,000 for the chairman of the Board);

    o $1,000 for attending Board of Directors meetings in person ($1,500 for the chairman of the Board);

    o $500 for attending Board of Directors committee meetings in person ($1,000 for the chairman of the committee);

    o $500 for attending Board of Directors meetings by telephone ($750 for the chairman of the Board); and

    o $250 for attending Board of Directors committee meetings by telephone ($500 for the chairman of the committee).

     We may also reimburse directors for travel expenses incurred in connection with their activities on behalf of the Company. Our stock incentive plan provides that, upon initial election to the Board of Directors and at each Annual Meeting of Stockholders thereafter, if the director is still serving as a director, each director who is not an officer of the Company is automatically granted 2,000 shares of restricted common stock of the Company, which vest evenly over five years.

                         SENIOR OFFICERS OF THE COMPANY

Name                                                Title                                Age
--------------------- ----------------------------------------------------------------- ----
Thomas A. Lewis ..... Vice Chairman of the Board and Chief Executive Officer             49
Gary M. Malino ...... President, Chief Operating Officer and Secretary                   44
Paul M. Meurer ...... Executive Vice President, Chief Financial Officer and Treasurer    36
Kim S. Kundrak ...... Senior Vice President, Portfolio Acquisitions                      45
Mark G. Selman ...... Senior Vice President, Portfolio Management                        47


     Biographical information with respect to Mr. Lewis is set forth above under Incumbent Directors.

     Gary M. Malino is President, Chief Operating Officer and Secretary of Realty Income. He joined the Company in 1985 and served in various executive positions until 1994 when he was named Chief Financial Officer and Treasurer. During 2001, Mr. Malino was promoted to President, Chief Operating Officer and Secretary. Prior to joining Realty Income, he was a Certified Public Accountant for a Los Angeles based accounting firm (1981--1985) and Assistant Controller with McMillan Development Company, a real estate development company (1979--1981).

     Paul M. Meurer is Executive Vice President, Chief Financial Officer and Treasurer of Realty Income. He joined the Company in 2001. Prior to joining Realty Income, he was a Director in Merrill Lynch & Co.'s Real Estate Investment Banking Group (1992--2001), a real estate consultant with General Atlantic Partners (1991) and worked in the Real Estate Investment Banking Department at Goldman Sachs & Co. (1987--1990).

     Kim S. Kundrak is Senior Vice President, Portfolio Acquisitions. He joined the Company in 1996 and served as both a Director of Portfolio Acquisitions as well as National Accounts Manager prior to being promoted to Senior Vice President in 2000. Before joining Realty Income, he was Chief Financial Officer and Vice President of Asset Management for Burnham Pacific Properties, a real estate investment trust (1987--1995). He also served as General Manager of a regional shopping mall for the Ernest W. Hahn Company (1982--1985).

     Mark G. Selman is Senior Vice President, Portfolio Management. He joined the Company in 1997 and served as both a Director and Vice President of Portfolio Management before being promoted to Senior Vice President in 2000. Prior to joining Realty Income, he was with the Real Estate Consulting Group of KPMG Peat Marwick LLP (1989--1997) and was an investment advisor and registered representative for the investment firms of Kidder Peabody (1986--1988) and Wedbush, Noble, Cook (1983--1986).

                             EXECUTIVE COMPENSATION


Summary Compensation Table

     The following table sets forth information concerning the compensation awarded to, earned by or paid to our Chief Executive Officer and to the other four most highly compensated executive officers of the Company (the "Named Executive Officers") and our former Executive Vice President, General Counsel and Secretary Michael R. Pfeiffer for the fiscal years ended December 31, 2001, 2000 and 1999.



                                                                        Long-Term Compensation
                                                                    -------------------------------
                                                                          Awards(1)        Payouts
                                           Annual Compensation      --------------------- ---------   All Other
                                     ------------------------------  Options  Restricted     LTIP    Compensation
Name and Principal Position           Year     Salary      Bonus       (#)     Stock (2)   Payouts       (3)
------------------------------------ ------ ----------- ----------- -------- ------------ --------- -------------
Thomas A. Lewis .................... 2001    $350,000    $114,685   --         $882,000   --            $5,100
 Vice Chairman of the Board and      2000    $300,000    $ 80,000   --         $472,625   --            $5,100
 Chief Executive Officer             1999    $262,500    $ 75,000   40,000     $ 61,875   --            $4,800
Gary M. Malino ..................... 2001    $252,507    $ 50,809   --         $352,800   --            $5,100
 President, Chief Operating Officer  2000    $200,000    $ 40,000   --         $186,563   --            $5,100
 and Secretary                       1999    $190,000    $ 30,000   20,000     $ 24,750   --            $4,800
Paul M. Meurer (4) ................. 2001    $ 23,804          --   --         $294,000   --                --
 Executive Vice President, Chief
 Financial Officer and Treasurer
Kim S. Kundrak ..................... 2001    $180,000    $ 17,327   --         $470,400   --            $5,100
 Senior Vice President, Portfolio    2000    $155,000    $ 15,000   --         $ 99,500   --            $4,658
 Acquisitions                        1999    $145,000    $ 15,000   15,000   --           --            $4,800
Mark G. Selman ..................... 2001    $180,000    $ 19,031   --         $470,400   --            $5,100
 Senior Vice President, Portfolio    2000    $150,000    $ 15,000   --         $124,375   --            $4,524
 Management                          1999    $120,000    $ 15,000   15,000   --           --            $4,049
Michael R. Pfeiffer (5) ............ 2001    $160,530          --   --               --   --            $5,100
 Former Executive Vice President,    2000    $200,000    $ 40,000   --         $186,563   --            $5,100
 General Counsel and Secretary       1999    $190,000    $ 30,000   20,000     $ 24,750   --            $4,800

----------
(1) The options and restricted stock shown as compensation for 2001, 2000 and 1999 were granted on January 1, 2002, January 1, 2001 and January 1, 2000, respectively. We grant options and restricted stock from time to time to executive officers based on performance during a fiscal year and, since such performance often cannot be measured until after the end of a fiscal year, the options and restricted stock grants may be made in the subsequent fiscal year.

(2) Restricted stock is awarded by the Compensation Committee of the Board of Directors in accordance with the provisions of our stock incentive plan. Restricted stock granted in 2001 and 2000 vests equally over ten years and the restricted stock granted in 1999 vests equally over three years on each anniversary of the grant date. Restricted stock is eligible to receive distributions from the date of grant. At January 1, 2002, the Named Executives held 117,390 shares of restricted stock valued at $3,451,266, based upon a price per share of $29.40. For the three year period ended December 31, 2001, 132,400 restricted shares were awarded to the Named Executive Officers.

(3) Represents the amount we contribute pursuant to a 401(k) retirement plan. Under the terms of this plan, we match 50% of the employee's contribution to the plan up to 3% of the employee's compensation. Employees may contribute up to 15% of their salary, subject to annual limits under the IRS Code of 1986, as amended.

(4)   Mr. Meurer employment began in October 2001.

(5)   Michael R. Pfeiffer resigned from the Company in August 2001.

Option Grants in Last Fiscal Year

     No stock options were granted to the Named Executive Officers for 2001.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Value Table

     The following table provides information related to the exercise of stock options during the year ended December 31, 2001 by each of the Named Executive Officers and the 2001 fiscal year-end value of in-the-money exercisable and unexercisable options.

                                                                      Number of           Value of
                                                                     Unexercised         Unexercised
                                                                       Options          In-the-Money
                                    Shares                            At FY-End       Options at FY-End
                                   Acquired                          Exercisable/       Exercisable/
Name                             on Exercise     Value Realized     Unexercisable     Unexercisable (1)
-----------------------------   -------------   ----------------   ---------------   ------------------
Thomas A. Lewis .............      128,566          $574,105       29,200/13,334     $188,795/117,006
Gary M. Malino ..............       71,800          $337,227        12,634/6,666     $ 85,504/58,494
Paul M. Meurer ..............           --                --           --/--               --/--
Kim S. Kundrak ..............       14,980          $ 89,006        9,726/6,589      $ 64,664/50,171
Mark G. Selman ..............        9,612          $ 48,852        7,178/5,767      $ 53,443/46,914
Michael R. Pfeiffer .........       57,200          $240,088           --/--               --/--

----------
(1) Market value of underlying Common Stock on date of fiscal year-end minus the exercise price for in-the-money options. The price per share as of December 31, 2001 was $29.40.

Employment Agreements

     Effective January 1, 2002, each of the Named Executive Officers has entered into an employment agreement with the Company. In 2002, under these agreements Mr. Lewis receives a base salary of $350,000, Mr. Malino receives a base salary of $280,000, Mr. Meurer receives a base salary of $237,000, Mr. Kundrak receives a base salary of $180,000 and Mr. Selman receives a base salary of $180,000. In addition, each of the Named Executive Officers has the right to receive severance compensation upon the occurrence of certain events as specified in the agreements. The employee may terminate the agreement at any time upon two weeks written notice to the Company. The Company may terminate the agreement without cause at any time upon written notice to the employee. The employment agreements provide that upon termination by the Company, including termination resulting from a change in control of the Company, the employee will be entitled to receive monthly severance payments. Each of Messrs. Lewis, Malino, and Meurer is entitled to receive severance payments equal to one year's base salary, payable over 12 months, and each of Messrs. Kundrak and Selman is entitled to receive severance payments equal to six months' base salary, payable over six months. The amount of severance compensation is increased by 50% in the event of a termination resulting from a change in control of the Company. In addition, in the event of a change of control of the Company, all unvested options and restricted stock become vested.

     The employment agreements provide that the employee must devote his full time, attention and energy to the business of the Company and may not engage in any other business activity which would interfere with the performance of his duties or be competitive with the Company, unless specifically permitted by the Board of Directors. This restriction does not prevent the employee from making passive investments, so long as the investment does not require the employee's services in a manner that would impair the performance of his duties under the employment agreement.

                             CERTAIN TRANSACTIONS

     We created Crest Net Lease, Inc. ("Crest Net") in January 2000 to buy, own and sell properties, primarily to buyers using tax-deferred exchanges under
Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code"). In order to comply with the REIT qualification requirements in force when we created Crest Net, 5% of the common stock of Crest Net, which represented 100% of the voting stock ("Class B Stock"), was not owned by the Company. Messrs. Lewis, Malino, Kundrak and Selman invested $315,000 and acquired a portion of Crest Net's Class B Stock, representing 3.5% of Crest Net's common stock. Effective for 2001, the Code was modified to allow a REIT to own up to 100% of the voting stock and/or value of a corporation that elects with the REIT and qualifies to be treated as a taxable REIT subsidiary. Following the change in the Code, Realty Income and Crest Net jointly elected to treat Crest Net as a taxable REIT subsidiary, effective January 1, 2001, and in May 2001 we acquired Crest Net's Class B Stock representing 5% of Crest Net's outstanding common stock owned by certain members of our management and the management of Crest Net for $507,000. The acquisition of the 5% of common stock was accounted for under the purchase method of accounting. The disinterested members of our Board of Directors approved this transaction. Crest Net originally issued this stock for $450,000. Realty Income also received rights to the undistributed earnings on the stock, which totaled $81,200. After this transaction, Realty Income owns 100% of Crest Net's stock.

     In 2000, the Company loaned the principal amount of $112,500 to Mr. Lewis and $67,500 each to Messrs. Malino, Kundrak and Selman to finance their investment in Crest Net, represented by promissory notes to the Company. The principal and interest on the promissory notes were paid in full in May 2001.


            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     In 2001, the Compensation Committee was comprised of six independent non-employee directors. The Compensation Committee is responsible for, among other things, establishing remuneration levels for officers (including the Named Executive Officers) of the Company and establishing and administering executive compensation programs.

     Our compensation policies have been structured to link the compensation of our executive officers with enhanced stockholder value. Through the establishment of short- and long-term incentive plans, we seek to align the financial interests of the executive officers with those of our stockholders.


Executive Compensation Philosophy

     In designing our compensation programs, we have followed our belief that compensation should reflect the value created for stockholders while supporting the business strategies and long-range plans of the Company and the markets the Company serves. In doing so, the compensation programs reflect the following themes:

     A compensation program that stresses our financial performance and the executive officers' individual performance.

     A compensation program that strengthens the relationship between pay and performance by providing variable, at-risk compensation that is reflective of current market practices and comparable executive rates and is dependent upon the level of success in meeting specified Company and individual performance goals.

     A compensation program that seeks to align the financial interests of the executive officers with those of our stockholders.

     A compensation program that is reasonable, performance-based, and consistent with the Company's overall compensation objectives designed to retain key members of management.

     An annual incentive plan that supports a performance-oriented environment and which generates a portion of compensation based on the achievement of performance goals, with superior performance resulting in total annual compensation above competitive levels.

     A long-term incentive plan that is designed to reward executive officers for long-term strategic management of the Company and the enhancement of stockholder value.


Base Salary of Executive Officers (other than the Chief Executive Officer)

     In approving the base annual salary for Messrs. Malino, Meurer, Kundrak, Selman and Pfeiffer, the Compensation Committee considered several factors, including the scope of the individual's responsibilities, comparable base salaries for similar positions in the real estate, REIT and financial services industries, the cost of living, the historical financial results of the Company and the anticipated financial performance of the Company.


Annual Cash Bonus

     The annual cash incentive is designed to supplement the pay of executive officers (and other key management personnel) so that overall total cash compensation (salary and bonus) is competitive in the industry and properly rewards the executive officers for their efforts in achieving their objectives. The Summary Compensation Table shows cash incentive bonuses paid to the named executive officers for 2001 based on such performance.


Long-Term Incentive Compensation Awards

     The Compensation Committee awards grants of restricted stock that vest over ten years. Restricted stock grants are designed to increase senior management's stock ownership in the Company, motivate executives to improve long-term stock price and dividend performance, encourage long-term dedication to the Company, and to operate as an executive retention mechanism for the Company's key members of management. The restricted stock granted for 2001 vests evenly over ten years. Dividends are paid on the entirety of the grant.


Chief Executive Officer Compensation

     The compensation for our chief executive officer for 2001 was determined on the same general basis as discussed above for the executive officers. In addition, our chief executive officer is evaluated on the basis of the Company's financial and non-financial achievements. These performance measures include funds from operations performance, total return to shareholders, portfolio stability and diversification, lease rollovers, financing strategies and new investment activity.

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") limits the deductibility of compensation paid to the Chief Executive Officer and the four other most highly compensated executive officers of the Company. To qualify for deductibility under Section 162(m), compensation (including base salary, annual bonus, stock option exercises, compensation attributable to restricted stock vesting and nonqualified benefits) in excess of $1,000,000 per year paid to these executive officers generally must be "performance-based" compensation as determined under Section 162(m). While the

Committee's intention is, to the greatest extent reasonable, to structure compensation so that it satisfies the "performance based" compensation requirements under Section 162(m), the Committee will balance the costs and burdens involved in doing so against the value to the Company and its stockholders of the tax benefits to be obtained by the Company. Accordingly, the Committee reserves the right to design programs that recognize a full range of performance criteria important to Company's success, even where the compensation paid under such programs may not be deductible as a result of
Section 162(m).


     Despite the fact that the Company's incentive bonuses and stock-related awards are determined based on the evaluation of the Company's performance and take into consideration certain financial and strategic goals, the Committee does not apply these factors on a strict formulaic basis. As a result, the Company's incentive bonuses and stock-related awards may not satisfy the "performance based" compensation requirements of Section 162(m). The Committee believes that because the Company qualifies as a REIT under the Code and generally is not subject to Federal income taxes, the payment of compensation that does not satisfy the requirements of Section 162(m) does not have a material adverse consequence to the Company, provided the Company continues to distribute at least 100% of its taxable income.


     Submitted on March 28, 2002 by the members of the Compensation Committee of the Company's Board of Directors.


   Donald R. Cameron, Chairman
   Kathleen R. Allen, Ph.D.
   William E. Clark
   Roger P. Kuppinger
   Michael D. McKee
   Willard H. Smith Jr.


The above report of the Compensation Committee will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the same by reference.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Dr. Allen and Messrs. Cameron, Clark, Kuppinger, McKee and Smith each served on the Compensation Committee during 2001. None of Dr. Allen and Messrs. Cameron, Kuppinger, McKee and Smith is or has been an officer or employee of the Company. Mr. Clark was formerly the Chief Executive Officer of the Company until May 1997. None of the members of the Compensation Committee have any financial relationship with the Company other than disclosed herein.


                            AUDIT COMMITTEE REPORT

     The Audit Committee of the Company's Board of Directors is comprised of independent directors as required by the listing standards of the NYSE. The Audit Committee operates pursuant to a written charter as required by the NYSE and the rules and regulations of the Securities and Exchange Commission (the "Commission") and adopted by the Board of Directors. A copy of our Charter is attached to this Proxy Statement as Appendix A.

     The role of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the Company's financial statements as well as the Company's financial reporting process, principles and internal controls. The independent auditors are responsible for performing an audit of the Company's financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States of America.

     In this context, the Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2001 with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the auditors their independence from the Company. The Audit Committee has also considered whether the independent auditors' provision of tax preparation, tax consulting services and other non-audit services to the Company is compatible with maintaining the auditors' independence.

     Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Commission.

     Submitted on March 28, 2002 by the members of the Audit Committee of the Company's Board of Directors.

   Roger P. Kuppinger, Chairman
   Kathleen R. Allen, Ph.D.
   Donald R. Cameron
   William E. Clark
   Michael D. McKee
   Willard H. Smith Jr.

                            STOCK PERFORMANCE GRAPH

     The chart below compares the performance of our Common Stock with the performance of an index including all securities for U.S. companies listed on Standard & Poor's 500 Total Return Index (the "S&P 500 Total Return Index") and of a peer group of companies, measuring the changes in common stock prices for the five-year period from January 1, 1997 through December 31, 2001. The chart assumes an investment of $100 on December 31, 1996, and as required by the Commission, all values shown assume the reinvestment of all distributions, if any, and, in the case of the peer group, are weighted to reflect the market capitalization of the component companies. The peer group consists of Commercial Net Lease Realty, Capital Automotive REIT, Entertainment Properties Trust SBI, Getty Realty Corporation, Lexington Corporate Properties, Inc., National Golf Properties and U.S. Restaurant Properties, Inc.

                              [LINE CHART OMITTED]





                                                                     Period Ending
                                      ----------------------------------------------------------------------------
Index                                  12/31/96     12/31/97     12/31/98     12/31/99     12/31/00      12/31/01
-----------------------------------   ----------   ----------   ----------   ----------   ----------   -----------
Realty Income Corporation .........      100.00       114.70       121.14       110.12       146.12        187.20
S&P 500 ...........................      100.00       133.37       171.44       207.52       188.62        166.22
Realty Income Peer Group ..........      100.00       120.22       108.61        84.99        97.29        141.54

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities (collectively, "Insiders"), to file with the Commission initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities of the Company. Insiders are required by regulation of the Commission to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on our review of copies of Forms 3, 4 and 5, and the amendments thereto, received by the Company for the year ended December 31, 2001, or written representations from certain reporting persons that no Forms 5 were required to be filed by those persons, we believe that during the year ended December 31, 2001, all filing requirements were complied with by our executive officers, directors and beneficial owners of more than ten percent of our stock.


        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of March 7, 2002 certain information with respect to the beneficial ownership of shares of our Common Stock by (i) each director and Named Executive Officer and (ii) all directors and executive officers of the Company as a group. We do not know of any person who beneficially owns 5% or more of the outstanding shares of our Common Stock. Except as otherwise noted, we believe the beneficial owners of shares of our Common Stock listed below, based on information furnished by those owners, have sole voting and investment power with respect to their shares.




                                                             Shares of Beneficial
                                                              Ownership of Common
Name of Beneficial Owner                                     Stock of the Company     Percent of Class
---------------------------------------------------------   ----------------------   -----------------
William E. Clark (1) ....................................           526,252                  1.6%
Thomas A. Lewis (2) .....................................           165,123                  0.5
Gary M. Malino (3) ......................................            99,543                  0.3
Donald R. Cameron (4) ...................................            39,500                  0.1
Michael D. McKee (5) ....................................            31,000                  0.1
Willard H. Smith Jr. (6) ................................            30,000                  0.1
Roger P. Kuppinger (7) ..................................            29,950                  0.1
Mark G. Selman ..........................................            21,000                  0.1
Kim S. Kundrak ..........................................            20,100                  0.1
Paul M. Meurer ..........................................            10,000                    *
Kathleen R. Allen, Ph.D. (8) ............................             9,000                    *
All directors and executive officers of the Company, as a
 group (11 persons) (9) .................................           981,568                  3.0%

----------
 * Less than one-tenth of one percent

(1)   Mr. Clark's total includes 521,774 shares owned of record by The William
      E. Clark, Jr. and Evelyn J. Clark Family Trust (the "Clark Family Trust"), of which he is a trustee and 449 shares owned of record by his wife. Mr. Clark disclaims beneficial ownership of the shares owned of record by his wife.

(2) Mr. Lewis' total includes 29,200 shares subject to options that are exercisable within 60 days of March 7, 2002.

(3) Mr. Malino's total includes 206 shares owned of record by his wife, as to which he disclaims beneficial ownership, and 1,043 shares owned of record jointly with his wife, as to which he shares voting and disposition power with his wife. Mr. Malino's total includes 12,634 shares subject to options that are exercisable within 60 days of March 7, 2002.

(4) Mr. Cameron's total includes 10,900 shares owned of record by the Cameron, Murphy and Spangler, Inc. Amended and Restated Pension Trust dated April 1, 1984, of which he is the trustee. Of the 10,900 shares, 10,000 shares are in the account of Mr. Cameron, 500 shares are in the account of Fiona Cameron, 200 shares are in the account of Lachlan Cameron and 200 shares are in the account of Gwen Jenkins. Mr. Cameron's total includes 25,000 shares subject to options that are exercisable within 60 days of March 7, 2002. Mr. Cameron disclaims beneficial ownership of the 900 shares owned by the Cameron, Murphy and Spangler, Inc. Amended and Restated Pension Trust in the accounts of Fiona Cameron, Lachlan Cameron and Gwen Jenkins.

(5) Mr. McKee's total includes 25,000 shares subject to options that are exercisable within 60 days of March 7, 2002.

(6) Mr. Smith's total includes 15,000 shares subject to options that are exercisable within 60 days of March 7, 2002.

(7) Mr. Kuppinger's total includes 25,000 shares subject to options that are exercisable within 60 days of March 7, 2002.

(8) Dr. Allen's total includes 5,000 shares subject to options that are exercisable within 60 days of March 7, 2002.

(9)   See notes (1) though (8)


     The following table sets forth as of March 7, 2002 certain information with respect to the beneficial ownership of shares of our Class B Preferred Stock by (i) each director and Named Executive Officer and (ii) all directors and executive officers of the Company as a group. We do not know of any person who beneficially owns 5% or more of the outstanding shares of our Class B Preferred Stock. Except as otherwise noted, we believe the beneficial owners of shares of our Class B Preferred Stock listed below, based on information furnished by such owners, have sole voting and investment power with respect to such shares.



                                                              Shares of Beneficial
                                                                  Ownership of
                                                             Class B Preferred Stock
Name of Beneficial Owner                                         of the Company         Percent of Class
---------------------------------------------------------   ------------------------   -----------------
Donald R. Cameron (1) ...................................   4,000                              0.1
All directors and executive officers of the Company, as a
 group (11 persons) (1) .................................   4,000                              0.1

----------
(1) Mr. Cameron's total includes 4,000 shares owned of record by the Cameron, Murphy and Spangler, Inc. Amended and Restated Pension Trust dated April 1, 1984, of which he is the trustee. The 4,000 shares are in the account of Mr. Cameron.


                                   AUDITORS


     Subject to its discretion to appoint other auditors if it deems such action appropriate, upon the recommendation of the Audit Committee, the Board of Directors has retained KPMG LLP as our auditors for the current fiscal year. The Board of Directors has been advised that KPMG LLP is independent with respect to the Company and its subsidiaries within the meaning of the Securities Act and the applicable published rules and regulations thereunder. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements if they desire and to respond to appropriate questions from stockholders.

                                 FEE DISCLOSURE


Fees Paid to Independent Auditor


     The fees paid to KPMG LLP, the Company's independent auditor, relating to 2001 were as follows:

                                                                         Fees Paid
                                                                        ----------
     Audit fees (1) .................................................   $ 88,500
                                                                        ========
     Financial information systems design and implementation fees (2)   $      0
                                                                        ========
     All other fees
       Audit related fees (3) .......................................   $ 48,550
       Other non-audit services (4) .................................     80,352
                                                                        --------
     Total of all other fees ........................................   $128,902
                                                                        ========

----------
(1) Includes the aggregate fees billed by KPMG LLP for the audit of the Company's annual financial statements for 2001 and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for 2001.

(2) Includes the aggregate fees billed by KPMG LLP for the provision of information technology services of the type described in Rule 2-01(c)(4)(ii) of Regulation S-X.

(3) Includes the aggregate fees billed by KPMG LLP for audit related services. Audit related services consisted of issuances of letters to underwriters and review of registration statements and issuance of consents.

(4) Represents the aggregate fees for other non-audit services consisting of tax return preparation and tax compliance. Includes estimated amounts for services related to 2001 that have been or will be rendered in 2002.


                  STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING


     In order for stockholder proposals otherwise satisfying the eligibility requirements of Commission Rule 14a-8 to be considered for inclusion in our Proxy Statement, they must be received by us at our principal office in Escondido, California, on or before December 2, 2002.


     In addition, if a stockholder desires to bring business (including director nominations) before our 2003 Annual Meeting that is not the subject of a proposal timely submitted for inclusion in our Proxy Statement, written notice of such business, as currently prescribed in our Bylaws, must be received by our Secretary between February 6, 2003 and March 8, 2003. For additional requirements, a stockholder may refer to our Bylaws, Section 12, "Nominations and Stockholder Business," a copy of which may be obtained from the Company's Secretary. If we do not receive timely notice pursuant to our Bylaws, the proposal will be excluded from consideration at the meeting.


                             YOUR PROXY IS IMPORTANT
                       WHETHER YOU OWN FEW OR MANY SHARES
            Please date, sign and mail the enclosed Proxy Card today.

                                   APPENDIX A

                           AUDIT COMMITTEE CHARTER OF
                            REALTY INCOME CORPORATION


Purpose

     The purpose of the Audit Committee (the "Committee") is to provide assistance to the Board of Directors (the "Board") of Realty Income Corporation (the "Company") in fulfilling the Board's oversight responsibilities regarding the Company's accounting and system of internal controls, the quality and integrity of the Company's financial reports and the independence and performance of the Company's outside auditor. In so doing, the Committee should endeavor to maintain free and open means of communication between the members of the Committee, other members of the Committee, other members of the Board, the outside auditor and the financial management of the Company.


Membership

     The Committee shall consist of at least three members of the Board. The members shall be appointed by action of the Board and shall serve at the discretion of the Board. Each Committee member shall be "financially literate" as determined by the Board in its business judgment and shall satisfy the "independence" requirements of the New York Stock Exchange. At least one member of the Committee shall have "accounting or related financial management expertise," as determined by the Board in its business judgment.


Committee Organization and Procedures

   1. The members of the Committee shall appoint a Chairman of the Committee by majority vote. The Chairman (or in his or her absence, a member designated by the Chairman) shall preside at all meetings of the Committee.

   2. The Committee shall have the authority to establish its own rules and procedures consistent with the bylaws of the Company for notice and conduct of its meetings, should the Committee, in its discretion, deem it desirable to do so.

   3. The Committee shall meet at least three times in each fiscal year, and more frequently as the Committee in its discretion deems desirable.

   4. The Committee may, in its discretion, include in its meetings, members of the Company's financial management, representatives of the outside auditor and other financial personnel employed or retained by the Company. The Committee may meet with the outside auditor in separate executive sessions to discuss any matters that the Committee believes should be addressed privately, without management's presence. The Committee likewise may meet privately with management, as it deems appropriate.

   5. The Committee may, in its discretion, utilize the services of the Company's regular corporate legal counsel with respect to legal matters or, at its discretion, retain other legal counsel if it determines that such counsel is necessary or appropriate under the circumstances.

   6. The Committee may, in its discretion, conduct or authorize investigations into matters within the Committee's scope of responsibilities. The Committee is authorized to retain independent accountants or others it needs to assist in an investigation.

Responsibilities

     Outside Auditor

   7. The outside auditor of the Company shall be ultimately accountable to the Committee and the Board in connection with the audit of the Company's annual financial statements and related services. In this regard, the Committee shall select and periodically evaluate the performance of the outside auditor and, if necessary, recommend that the Board replace the outside auditor.

   8. The Committee shall approve the fees to be paid to the outside auditor and any other terms of the engagement of the outside auditor.

   9. The Committee shall receive from the outside auditor, at least annually, a written statement delineating all relationships between the outside auditor and the Company. The Committee will take appropriate action in response to the outside auditor's report to satisfy itself of the outside auditor's independence.

   10. The Committee shall consider such other matters in relation to the financial affairs of the Company and its accounts, and in relation to the external audit of the Company as the Committee may, in its discretion, determine to be advisable.

     Annual Audit

   11. The Committee shall meet with the outside auditor and management of the Company in connection with each annual audit to discuss the scope of the audit and the procedures to be followed.

   12. The Committee shall discuss the financial results of operations for the year under audit with the outside auditor and management prior to the public release of this information and shall also discuss with the outside auditor any additional matters that are deemed appropriate.

   13. The Committee shall review and discuss the audited financial statements with the management of the Company.

   14. The Committee shall discuss with the outside auditor the auditor's qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosures and how aggressive or conservative the accounting principles and underlying estimates are.

   15. The Committee shall, based upon its review and based upon the disclosures received from the outside auditor regarding its independence and discussions with the auditor regarding such independence, recommend to the Board whether the audited financial statements should be included in the Company's Annual Report on Form 10-K for the fiscal year subject to the audit.

     Quarterly Review

   16. The outside auditor is required to review the interim financial statements to be included in any Form 10-Q of the Company using professional standards and procedures for conducting such reviews, as established by generally accepted auditing standards as modified or supplemented by the Securities and Exchange Commission, prior to the filing of the Form 10-Q. The outside auditor shall contact the chairman of the Committee prior to the filing of the Form 10-Q if the outside auditor determines in their judgment that there are any matters that they deem appropriate for discussion.

     Internal Controls

   17. The Committee shall discuss with the outside auditor and the Chief Financial Officer, at least annually, the adequacy and effectiveness of the accounting and financial controls of the Company, and consider any recommendations for improvement of such internal control procedures.


   18. The Committee shall discuss with the outside auditor and with management any management letter provided by the outside auditor and any other significant matters brought to the attention of the Committee by the outside auditor as a result of its annual audit. The Committee should allow management adequate time to consider any such matters raised by the outside auditor.

     Other Responsibilities

   19. The Committee shall review and reassess the Committee's charter at least annually and submit any recommended changes to the Board for its consideration.


   20. The Committee shall provide the report for inclusion in the Company's Annual Proxy Statement required by the Securities and Exchange Commission.


   21. The Committee, through its Chairman, shall report periodically, as deemed necessary or desirable by the Committee, but at least annually, to the full Board regarding the Committee's actions and recommendations, if any.


   22. The Committee shall maintain minutes or other records of meetings and activities of the Committee.

[LOGO OMITTED]                                                  VOTE BY INTERNET - www.proxyvote.com
REALTY INCOME CORPORATION                                                          -----------------
220 WEST CREST STREET                                           Use the Internet to transmit your proxy and voting
ESCONDIDO, CA 92025-1725                                        instructions and for electronic delivery of information
                                                                up until 11:59P.M. Eastern Time on May 6, 2002. Have
                                                                your proxy card in hand when you access the web site.
                                                                Number which is located below to obtain your records
                                                                and to create an electronic voting instruction form.

                                                                VOTE BY PHONE - 1-800-690-6903
                                                                Use any touch-tone telephone to transmit your proxy
                                                                and voting instructions up until 11:59 P.M. Eastern Time
                                                                on May 6, 2002. Have your proxy card in hand when you
                                                                call. You will be prompted to enter your 12-digit Control
                                                                Number which is located  below and then follow the
                                                                simple instructions the Vote Voice provides you.

                                                                VOTE BY MAIL
                                                                Mark, sign and date your proxy card and return it in the
                                                                postage-paid Corporation, c/o ADP, 51 Mercedes Way,
                                                                Edgewood, NY 11717.

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YOUR VOTE IS IMPORTANT TO THE COMPANY
WHETHER YOU OWN FEW OR MANY SHARES. Please complete, date and sign the attached proxy card and return it in the accompanying postage paid envelope, even if you plan to attend the Annual
Meeting. If you attend the Annual Meeting, you may, if you wish, withdraw your proxy and vote in person.

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
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:                     RLTY01            KEEP THIS PORTION FOR YOUR RECORDS
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                                                        THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED
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REALTY INCOME CORPORATION

The Board of Directors recommends a vote FOR                  For  Withhold  For All To withhold authority to vote for an individual
Proposal 1. Election of Directors                             All    All     Except  nominee, mark "For All Except" and write the
                                                                                     nominee's number on the line below.
Nominees: 01) Donald R. Cameron and 02) Willard H. Smith Jr.  [ ]    [ ]      [  ]
                                                                                     -----------------------------------------------

Proposal 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the
            Annual Meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.
IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. IF YOUR ADDRESS IS
INCORRECTLY SHOWN, PLEASE PRINT CHANGES.

Change of Address and or Comments Mark Here                                     [ ]
(Make changes of address or comments on the reverse side.)

Please date this proxy and sign it exactly as your name appears. When shares are held jointly, each holder must sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held by a corporation, please sign in full corporate name by the president or other authorized officer. If shares are held by a partnership, please sign in partnership name by an authorized person.

 -----------------------------------------------------           -----------------------------------------------------
|                                      |               |        |                                      |               |
 -----------------------------------------------------           -----------------------------------------------------
 Signature [PLEASE SIGN WITHIN BOX]      Date                    Signature [PLEASE SIGN WITHIN BOX]      Date
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

    YOUR VOTE IS IMPORTANT TO THE COMPANY WHETHER YOU OWN FEW OR MANY SHARES.

Please complete, date and sign the attached proxy card and return it in the accompanying postage paid envelope, even if you plan to attend the Annual Meeting. If you attend the Annual Meeting, you may, if you wish, withdraw your proxy and vote in person.

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          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                [LOGO OMITTED]
                        ANNUAL MEETING OF STOCK HOLDERS
                                  MAY 7, 2002

The undersigned hereby appoints Gary M. Malino or Paul M. Meurer as a proxy, with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of Common Stock of Realty Income Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 A.M. (local time) on May 7, 2002, at the Center for the Arts, 340 North Broadway, Escondido, California 92025, and any adjournment or postponement thereof.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS.

YOUR VOTE IS IMPORTANT TO THE COMPANY WHETHER YOU OWN FEW OR MANY SHARES. Please complete, date and sign the attached proxy card and return it in the accompanying postage paid envelope, even if you plan to attend the Annual Meeting. If you attend the Annual Meeting, you may, if you wish, withdraw your proxy and vote in person.

 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                 REPLY ENVELOPE

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Address Change/Comments:
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      (If address change/comments have been noted above, please mark (the corresponding box on the reverse side.)
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                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

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